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                                                                   EXHIBIT 10.30


                                    AMENDMENT
                                       TO
                           LOAN AND SECURITY AGREEMENT


            This Amendment to Loan and Security Agreement is entered into as of August 3, 1998 by and between Silicon Valley Bank ("Bank") and Spatial Technology Inc. ("Borrower").

                                    RECITALS

            Borrower and Bank are parties to an Amended and Restated Loan and Security Agreement dated as of August 15, 1995, as amended from time to time (the "Agreement"). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

            NOW, THEREFORE, the parties agree as follows:

            1. The following definitions contained in Section 1.1 are amended to read as follows:

                  "Committed Line" means One Million Five Hundred Thousand Dollars ($1,500,000).

                  "Revolving Maturity Date" means August 2, 1999.

            2.          Section 2.3(a) is amended to read as follows:

                        (a)         Interest Rate. Except as set forth in
                  Section 2.3(b), any Advances shall bear interest, on the average Daily Balance, at a rate equal to the Prime Rate.

            3.          Section 6.3 is amended to read as follows:

                  6.3 Financial Statements, Reports, Certificates. Borrower shall deliver to Bank: (a) as soon as available, but in any event within forty-five (45) days after the end of each fiscal quarter, a company prepared balance sheet and income statement covering Borrower's consolidated operations during such period, certified by a Responsible Officer; (b) as soon as available, but in any event within ninety (90) days after the end of Borrower's fiscal year, audited consolidated financial statements of Borrower prepared in accordance with GAAP, consistently applied, together with an unqualified opinion on such financial statements of an independent certified public accounting firm reasonably acceptable to Bank; (c) within five (5) days upon becoming available, copies of all statements, reports and notices sent or made available generally by Borrower to its security holders or to any holders of Subordinated Debt and all reports on Form 10-K and 10-Q filed with the Securities and Exchange Commission; (d) promptly upon receipt of notice thereof, a report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of One Hundred Thousand Dollars ($100,000) or more; (e) prompt notice of any material change in the composition of the Intellectual Property Collateral, including, but not limited to, any subsequent ownership right of the Borrower in or to any Copyright, Patent or Trademark not specified in any intellectual property security agreement between Borrower and Bank or knowledge of an event that materially adversely effects the value of the Intellectual Property Collateral; and (f) such budgets, sales projections, operating plans or other financial information as Bank may reasonably request from time to time.

                  Borrower shall deliver to Bank with the quarterly financial statements a Compliance Certificate signed by a Responsible Officer in substantially the form of Exhibit D hereto.

            4.          Sections 6.9 and 6.10 are amended to read as follows:

                  6.9 Tangible Net Worth. Borrower shall maintain, as of the last day of each fiscal quarter, a Tangible Net Worth of not less than Four Million Five Hundred Thousand Dollars ($4,500,000).

                  6.10 Profitability. Borrower must have a net profit of at least One Dollar ($1.00) as of the last day of the fiscal year, provided however, that beginning with the fiscal quarter ended June 30, 1998, Borrower may not suffer a cumulative


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            net loss in the aggregate amount of Five Hundred Thousand Dollars
            ($500,000) or more for the four (4) consecutive fiscal quarters through June 30, 1999.

            5.          Section 6.12 is deleted in its entirety.

            6. Unless otherwise defined, all capitalized terms in this Amendment shall be as defined in the Agreement. Except as amended, the Agreement remains in full force and effect.

            7. Borrower represents and warrants that the Representations and Warranties contained in the Agreement are true and correct as of the date of this Amendment (except such representations and warranties to be expressly true as of a specific date), and that no Event of Default has occurred and is continuing.

            8. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

            9. As a condition to the effectiveness of this Amendment, Borrower shall pay Bank a fee of Four Thousand Dollars ($4,000) plus all Bank Expenses incurred in connection with the preparation of this Amendment.

            IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.


                                      SPATIAL TECHNOLOGY INC.


                                      By:    /s/ R. BRUCE MORGAN
                                         ---------------------------------------
                                      Title: President & Chief Operating Officer
                                             -----------------------------------

                                      SILICON VALLEY BANK


                                      By:    /s/ FRANK AMOROSO
                                         ---------------------------------------
                                      Title: Assistant Vice President
                                             -----------------------------------